Exhibit 99.1

Contact: Cameron Way (206) 373-9034

Annual Revenue Grows 25% over 2006

Quarterly revenue grows 22% over prior year’s quarter

Onvia, Inc. (NASDAQ: ONVI), Seattle, WA – February 20, 2008 – Onvia, a leading provider of comprehensive sales intelligence announced its fourth quarter and annual financial results today. 2007 revenues increased 25% to $20.9 million from $16.7 million in 2006 and gross margin increased to 82% from 80% over last year. Onvia recorded annual net income of $676,000 and Adjusted Net Loss of $964,000 for fiscal 2007. Adjusted Net Loss is net loss excluding the impact of a series of lease transactions executed in the third quarter of 2007. By adjusting net loss to exclude the impact of the lease transactions, Onvia’s believes that the financial results from its core business are more accurately presented.

For the quarter ended December 31, 2007, revenue grew to $5.5 million compared to $4.5 million in the fourth quarter of 2006, an increase of 22%. Onvia recorded a net loss of $811,000 and Adjusted Net Loss of $99,000. Fourth quarter operating expenses increased due to approximately $300,000 of additional costs associated with recruiting new leadership and talent in sales and technology. Net loss includes non-cash stock compensation of ($256,000) or ($0.03) per share in the fourth quarter of 2007, compared to ($303,000) or ($0.04) per share in the fourth quarter of 2006.

Year 2006—2007 Quarterly Results

(in millions, expect per share data)

(unaudited)

	2006				2007
	Q1 06	Q2 06	Q3 06	Q4 06	Q1 07	Q2 07	Q3 07	Q4 07
Revenues	$3.9	$4.1	$4.3	$4.5	$4.9	$5.2	$5.4	$5.5
Sequential Growth	6%	4%	5%	6%	7%	7%	4%	2%
YOY Growth	7%	10%	16%	23%	25%	27%	26%	22%

Gross margin	76%	79%	81%	83%	83%	82%	83%	81%
Net income (loss)	$(2.1)	$(1.5)	$(0.8)	$(1.1)	$(1.0)	$(0.4)	$2.9	$(0.8)
Basic earnings per share	$(0.27)	$(0.20)	$(0.11)	$(0.13)	$(0.13)	$(0.04)	$0.35	$(0.10)
Diluted earnings per share	$(0.27)	$(0.20)	$(0.11)	$(0.13)	$(0.13)	$(0.04)	$0.33	$(0.10)

Adjusted net income/(loss)	$(2.1)	$(1.5)	$(0.8)	$(1.1)	$(1.0)	$(0.4)	$0.5	$(0.1)

– MORE –

Page 2 of 4—Onvia Announces Fourth Quarter and 2007 Annual Results

“2007 was a successful year for Onvia,” stated Mike Pickett, Onvia’s Chairman and Chief Executive Officer. “We accelerated revenue growth, and for the first time, generated positive cash flow and achieved profitability. In the past quarter, we invested in additional experienced sales and technology team members in order to accelerate new product development, improve existing infrastructure and enhance sales productivity and growth in the future.”

Mr. Pickett continued, “Our revenue growth in the second half of 2007 slowed modestly for the first time since the launch of our last major product, Onvia Business Builder. Client upgrades have slowed as we approach the saturation point within our client base. Our acquisition sales force is smaller, but more productive than in prior years. To maximize future revenue growth rates, we are increasing the size of our sales force, and have introduced a major new product, Onvia Planning and Construction. This new product expands our solutions for the commercial and residential development market and plugs a major information gap in the marketplace by providing early-stage project information.”

Onvia’s cash flow from operations was $1.3 million in the fourth quarter of 2007 compared to ($786,000) in the prior year. During 2007, Onvia generated positive operating cash flow of $2.0 million compared to ($3.6) million in negative cash flow in 2006. As of December 31, 2007, Onvia had a security deposit of $3.5 million on its prior office space and a $2.7 million receivable for tenant improvements reimbursable by Onvia’s new landlord. These balances are expected to convert into cash in the first quarter of 2008.

Year over year, unearned revenue increased 7% to $9.4 million from $8.8 million as of December 31, 2006. Growth in unearned revenue slowed in 2007 due to slowing revenue growth, a reduced focus on multi-year contracts and the increase in revenue from one-time deliverables, which is recognized upon delivery and is not included in unearned revenue.

Fourth Quarter Operating Metrics

Onvia’s last major product launch was the release of Onvia Business Builder in August 2005, followed by the launch of Onvia Navigator in April 2006. Clients receiving Onvia sales leads were able to upgrade their subscription levels to add database access and improve market research capabilities. Onvia has leveraged these products to increase the contract value of its client base; however, contract value and contract value per client growth rates have recently slowed due to a smaller acquisition sales force and the absence of new products. The launch of Onvia Planning and Construction in early February 2008 is intended to expand the market for Onvia’s services, generate top line revenue growth and improve client and per-client metrics.

– more –

Page 3 of 4—Onvia Announces Fourth Quarter and 2007 Annual Results

	(unaudited)
	2006				2007
	Q1 06	Q2 06	Q3 06	Q4 06	Q1 07	Q2 07	Q3 07	Q4 07
Annual Contract Value (in millions)	$13.9	$14.4	$14.9	$15.5	$16.6	$17.2	$17.5	$17.6
Total Clients	9,800	9,500	9,200	9,200	9,100	9,000	8,800	8,500
High Value Clients	8,100	8,000	7,800	7,900	8,000	8,000	7,900	7,700
Contract Value per Client	$1,423	$1,512	$1,629	$1,692	$1,836	$1,920	$1,984	$2,064
Quarterly Contract Value per Client	$1,435	$1,673	$1,823	$1,810	$2,011	$2,067	$2,163	$2,204

Annual Contract Value

At December 31, 2007, annual contract value for client subscriptions was $17.6 million, up from $15.5 million at December 31, 2006, an increase of 14%.

Clients

At December 31, 2007, Onvia had approximately 8,500 clients, down from 8,800 at September 30, 2007, and 9,200 at December 30, 2006. High value clients, which exclude Onvia’s entry level Metropolitan clients, decreased to 7,700 from 7,900 clients in the fourth quarter of 2006. The decline in high value clients is primarily due to the decline in new client acquisitions in the fourth quarter of 2007 compared to the prior year. In the fourth quarter of 2006, Onvia employed eight more acquisition sales people than in the fourth quarter of 2007. The sales force was more productive on a per sales person basis in the fourth quarter of 2007; however the productivity improvements did not offset the transaction volume lost due to the smaller sales force. Client count growth requires a larger acquisition sales force and new products to expand Onvia’s addressable market, such as Onvia Planning and Construction.

Annual Contract Value per Client

Annual contract value per client is the average annual contract value of existing clients on an individual client basis. As of December 31, 2007, annual contract value per client was $2,064 compared to $1,692 a year ago, and $1,984 at September 30, 2007.

Quarterly Contract Value per Client

Quarterly contract value per client represents the average annual contract value of all new and renewing client transactions during the quarter. Quarterly contract value per client increased to $2,204 in the fourth quarter of 2007 compared to $1,810 in the fourth quarter of 2006, and $2,163 during the third quarter of 2007.

A conference call hosted by Onvia’s management will be held today, Wednesday, February 20, 2008 at 1:30 p.m. PDT to further discuss Onvia’s financial results. This call will be broadcast via the Internet and may be accessed from Onvia’s website at www.onvia.com. A replay of the broadcast will be available on Onvia’s website or by dialing 1-800-675-9924, pass code 22008, 15 minutes after the conference call. For investor relations questions, please e-mail investorrelations@onvia.com.

– more –

Page 4 of 4—Onvia Announces Fourth Quarter and 2007 Annual Results

About Onvia

Onvia (NASDAQ: ONVI) helps businesses achieve a competitive advantage by delivering timely and actionable sales opportunities and information. More than 8,500 subscribers across the United States rely on Onvia as a comprehensive resource for industry-specific information needed to make intelligent sales decisions. Onvia offers unparalleled coverage of government purchasing activity in addition to commercial and residential projects in development for markets such as architecture and engineering, IT/telecom, business consulting services, operations and maintenance, and transportation. Onvia was founded in 1996 and is headquartered in Seattle, Washington.

Forward-Looking Statements

This release may contain, in addition to historical information, forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and involve risks and uncertainties, including statements regarding Onvia’s financial performance, profitability, client count and client information, and other operating metrics. Onvia’s business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release, including changes in general economic and business conditions in the information and internet services industries and changes in our business strategy.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Onvia fails to improve sales penetration and marketing of new products; client adoption of new products is slower than expected; Onvia’s technology fails to handle the increased demands on its online network caused by the new product offerings; Onvia fails to increase annual contract value; Onvia’s focus on high value clients is misplaced; Onvia fails to continue to upgrade its existing client base into new and higher valued products; Onvia has overestimated the value of sales intelligence to companies; Onvia fails to recruit, hire and retain key employees necessary to accelerate new product development and enhance sales productivity and growth; and increased construction costs related to tenant improvements at Onvia’s new corporate offices may impact cash flow and operating expenses.

Additional information on factors that may impact these forward-looking statements can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections in our 2006 Annual Report on Form 10-K and our most recent quarterly report on Form 10-Q, as applicable. The information contained in this release is as of the date indicated. We assume no obligation to update any forward-looking statements contained in this release as a result of new information or future events or developments.

We may discuss various non-GAAP measures. Please refer to our press release, our 8-K filing, or our website for the most directly comparable GAAP measures together with our reconciliation of the two.

ONVIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2007	December 31, 2006
	(Unaudited)
	(in thousands, except share amounts)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$14,206	$8,430
Short-term investments, available-for-sale	—	6,005
Accounts receivable, net of allowance for doubtful accounts of $52 and $48	1,393	815
Prepaid expenses and other current assets	551	781
Reimbursable tenant improvements	2,663	—
Security deposits, current portion	3,500	—

Total current assets	22,313	16,031

LONG TERM ASSETS:
Property and equipment, net of accumulated depreciation of $6,209 and $4,641	957	2,145
Long-term investments	—	1,478
Security deposits, net of current portion	538	3,500
Other assets, net	1,838	837

Total long term assets	3,333	7,960

TOTAL ASSETS	$25,646	$23,991

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,126	$455
Accrued expenses	1,152	1,107
Idle lease accrual, current portion	—	1,071
Capital leases, current portion	113	—
Unearned revenue, current portion	9,097	8,481
Deferred rent, current portion	3	29

Total current liabilities	12,491	11,143

LONG TERM LIABILITIES:
Idle lease accrual, net of current portion	—	2,708
Capital leases, net of current portion	88	—
Unearned revenue, net of current portion	342	359
Deferred rent, net of current portion	279	186

Total long term liabilities	709	3,253

TOTAL LIABILITIES	13,200	14,396

STOCKHOLDERS’ EQUITY:
Preferred stock; $.0001 par value: 2,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; $.0001 par value: 11,000,000 shares authorized; 8,207,465 and 7,929,153 shares issued and outstanding	1	1
Treasury stock, at cost: 16,918 and 32,369 shares	(83)	(159)
Additional paid in capital	351,268	349,175
Accumulated other comprehensive (loss)	—	(6)
Accumulated deficit	(338,740)	(339,416)

Total stockholders’ equity	12,446	9,595

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$25,646	$23,991

ONVIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) / INCOME (UNAUDITED)

	Three Months Ending December 31,		Twelve Months Ending December 31,
	2007	2006	2007	2006
Revenue
Subscription	$4,651	$3,945	$17,824	$14,412
Content license	589	541	2,442	2,111
Other	273	39	662	216

Total revenue	5,513	4,525	20,928	16,739
Cost of revenue	1,032	784	3,731	3,395

Gross margin	4,481	3,741	17,197	13,344

Operating expenses:
Sales and marketing	2,981	2,900	11,546	11,712
Technology and development	1,261	1,107	4,411	4,215
General and administrative	1,289	871	4,199	3,980
Idle lease expense	—	163	(2,653)	(67)

Total operating expenses	5,531	5,041	17,503	19,840

Loss from operations	(1,050)	(1,300)	(306)	(6,496)
Other income, net	239	242	982	952

Net (loss) / income	$(811)	$(1,058)	$676	$(5,544)

Unrealized (loss) / gain on available-for-sale securities	(8)	(4)	6	17

Comprehensive (loss) / income	$(819)	$(1,062)	$682	$(5,527)

Basic net (loss) / income per common share	$(0.10)	$(0.13)	$0.08	$(0.70)

Diluted net (loss) / income per common share	$(0.10)	$(0.13)	$0.08	$(0.70)

Basic weighted average shares outstanding	8,199	7,918	8,087	7,888

Diluted weighted average shares outstanding	8,199	7,918	8,606	7,888

ONVIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
	(In thousands)		(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) / income	$(811)	$(1,058)	$676	$(5,544)
Adjustments to reconcile net (loss) / income to net cash provided by / (used in) operating activities:
Depreciation and amortization	782	281	2,014	1,076
Impairment of assets	—	—	45	—
Loss / (gain) on sale of property and equipment	—	—	7	(2)
Stock-based compensation	256	303	927	1,258
Change in operating assets and liabilities:
Accounts receivable	(496)	78	(578)	(25)
Prepaid expenses and other current assets	335	96	259	157
Other assets	12	9	19	69
Accounts payable	859	(199)	1,670	(372)
Accrued expenses	325	95	70	(78)
Idle lease accrual	(197)	(904)	(3,779)	(2,759)
Unearned revenue	104	519	598	2,580
Deferred rent	145	(6)	68	(8)

Net cash provided by / (used in) operating activities	1,314	(786)	1,996	(3,648)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(215)	(405)	(345)	(1,070)
Proceeds from sales of property and equipment	—	—	—	5
Additions to internally developed software	(507)	(135)	(1,321)	(422)
Purchases of investments	—	(7,491)	(9,044)	(21,083)
Sales of investments	8,270	3,010	8,270	3,010
Maturities of investments	2	4	8,263	19,060
Reimbursable tenant improvements	(2,428)	—	(2,663)	—
Additions to security deposits	—	—	(538)	—
Return of security deposits	—	231	—	231

Net cash provided by / (used in) investing activities	5,122	(4,786)	2,622	(269)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease obligations	(25)	—	(49)	—
Proceeds from exercise of stock options and purchases under employee stock purchase plan	122	98	1,207	260

Net cash provided by financing activities	97	98	1,158	260

Net increase / (decrease) in cash and cash equivalents	6,533	(5,474)	5,776	(3,657)
Cash and cash equivalents, beginning of period	7,673	13,904	8,430	12,087

Cash and cash equivalents, end of period	$14,206	$8,430	$14,206	$8,430

	Three Months Ended December 31, 2007			Twelve Months Ended December 31, 2007
	(Unaudited)			(Unaudited)
	(In thousands, except per share data)			(In thousands, except per share data)
	As Reported	Lease Impact	Adjusted	As Reported	Lease Impact	Adjusted
Revenue
Subscription	$4,651	$—	$4,651	$17,824	$—	$17,824
Content license	589	—	589	2,442	—	2,442
Other	273	—	273	662	—	662

Total revenue	$5,513	$—	$5,513	$20,928	$—	$20,928
Cost of revenue	1,032	—	1,032	3,731	—	3,731

Gross margin	4,481	—	4,481	17,197	—	17,197

Operating expenses:
Sales and marketing	2,981	(559)	2,422	11,546	(800)	10,746
Technology and development	1,261	(107)	1,154	4,411	(146)	4,265
General and administrative	1,289	(46)	1,243	4,199	(67)	4,132
Idle lease expense	—	—	—	(2,653)	2,653	—

Total operating expenses	5,531	(712)	4,819	17,503	1,640	19,143

(Loss) / Gain from operations	(1,050)	712	(338)	(306)	(1,640)	(1,946)
Other income, net	239	—	239	982	—	982

Net (loss) / income	$(811)	$712	$(99)	$676	$(1,640)	$(964)

Unrealized (loss) /gain on available-for-sale securities	(8)	—	(8)	6	—	6

Comprehensive (loss) / income	$(819)	$712	$(107)	$682	$(1,640)	$(958)

Basic net (loss) / income per common share	$(0.10)	$0.09	$(0.01)	$0.08	$(0.20)	$(0.12)

Basic and diluted net (loss) / income per common share	$(0.10)	$0.09	$(0.01)	$0.08	$(0.20)	$(0.12)

Basic weighted average shares outstanding	8,199	8,199	8,199	8,087	8,087	8,087

Basic and diluted weighted average shares outstanding	8,199	8,199	8,199	8,606	8,087	8,087